ARTICLES OF MERGER

                               NDS Software, Inc.
                               A Utah Corporation
                                       and
                               NDS Software, Inc.
                              A Nevada Corporation
                             (Surviving Corporation)

  Pursuant to the applicable provisions of the General| Corporation Law of the State of Nevada and the General Corporation Law of the State of Utah, N3S Software, Inc., a Utah corporation ("NDS Software (Utah)") and NDS Software, Inc., a Nevada corporation ("NDS Software (Nevada)" or the "Surviving Corporation") collectively referred to as the "Constituent Corporations," have adopted a Plan and Agreement of Merger and the following Articles of Merger for the purpose of combining the Constituent Corporations:

  1. NDS Software (Utah) is a Utah corporation, formally known as XRF Corporation, is in good standing under the General Corporation Law of the State of Utah with total authorized capital stock of fifty million (50,000,000) shares of Common Stock, and with two million eight hundred ninety two thousand three hundred fifty two (2,892,352) shares of Common Stock currently issued aid outstanding.

  2. NDS Software (Nevada) is a Nevada corporation, duly organized and in good standing under the General Corporation Law of the State of Nevada, with total authorized capital stock of fifty million (50,000,000) shares of Common Stock, with one (l) share of Common Stock currently issued and outstanding.

  3. The Plan and Agreement of Merger has been duly approved and adopted by the unanimous written consent of the Shareholders and the Board of Directors of NDS Software (Nevada).

  4. The Plan and Agreement of Merger has been duly approved and adopted by the unanimous written consent of the Directors of NDS Software (Utah) and submitted to the Shareholders by the Directors and approved by a majority vote of the Shareholders of XRF Corporation at the duly held Shareholders' meeting on the 19th day of September, 1994, as more fully set forth below:

Total Outstanding                  Total Common Shares           Total Common
Voting Common Shares                Voting in Favor             Shares Voting
Present                             of Merger                   Against Merger
--------------------               -------------------          --------------

2,704,116                           2,704,116                   -0-


 5. NDS Software (Nevada) will be the Surviving Corporation of the merger.

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

 6. The number of shares Cast in favor of the Plan and Agreement of Merger is sufficient for approval by the Shareholders of voting common stock of NDS Software (Utah).

 7. The Articles of Incorporation, without amendment, of NDS Software (Nevada) shall be the Articles of Incorporation of the Surviving Corporation following the Effective Date of the merger, as defined in the Plan and Agreement of Merger.

 8. A complete, executed copy of the Plan and Agreement of Merger is on file at the registered office of the Surviving Corporation in the State of Nevada, located at 600 East William Street, Suite 300, Carson City, Nevada 89701-40~2, with the registered agent in charge thereof being Scarpello & Alling, Lid. A copy of the Plan and Agreement of Merger shall be furnished by the Surviving Corporation on request and without cost to any Shareholder of any Constituent Corporation.

 9. The merger shall be effective on the calendar day or the filing of these Articles of Merger in the State of Nevada.

IN WITNESS WHEREOF, these Articles of Merger hare been signed by the parties effective on the 26th day of September, 1994.

                                                    NDS Software, Inc.,
                                                    a Utah corporation

                                                    By: /s/ GREG JOHNSON
                                                    ----------------------------
                                                       GREG JOHNSON, President


                                                    By: /s/ WILLIAM TOMERLIN
                                                    ----------------------------
                                                    WILLIAM TOMERLIN, Secretary

STATE OF NEVADA      )
                     ) : ss.
COUNTY OF DOUGLAS    )

  This instrument was acknowledged before me on the 26th day of September, 1994 by GREG JOHNSON as President of NDS Software, Inc., a Utah corporation on behalf of whom executed by NDS Software, Inc., a Utah corporation.

                                                      /s/ Rhonda Blum
                                                     ---------------------------
                                                      NOTARY PUBLIC

STATE OF NEVADA      )
                     ) : ss.
COUNTY OF DOUGLAS    )

  This instrument was acknowledged before me on the 26th day of September, 1994 by WILLIAM R. TOMERLIN as President of NDS Software, Inc., a Utah corporation on behalf of whom executed by NDS Software, Inc., a Utah corporation.


                                                     /s/ Rhonda Blum
                                                     ---------------------------
                                                      NOTARY PUBLIC



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


                                                    NDS Software, Inc.,
                                                    a Nevada corporation

                                                    By: /s/ GREG JOHNSON
                                                    ----------------------------
                                                     GREG JOHNSON
                                                     Its: President

                                                    By: /s/ WILLIAM R. TOMERLIN
                                                    ----------------------------
                                                    WILLIAM  R. TOMERLIN
                                                    Its: Secretary

STATE OF NEVADA      )
                     ) : ss.
COUNTY OF DOUGLAS    )

  This instrument was acknowledged before me on the 26th day of September, 1994 by GREG JOHNSON as President of NDS Software, Inc., a Nevada corporation on behalf of whom executed by NDS Software, Inc., a Nevada corporation.

                                                    /s/ Rhonda Blum
                                                    ----------------------------
                                                    NOTARY PUBLIC

STATE OF NEVADA      )
                     ) : ss.
COUNTY OF DOUGLAS    )

  This instrument was acknowledged before me on the 26th day of September, 1994 by WILLIAM R. TOMERLIN as President of NDS Software, Inc., a Nevada corporation on behalf of whom executed by NDS Software, Inc., a Nevada corporation.

                                                     /s/ Rhonda Blum
                                                     ---------------------------
                                                     NOTARY PUBLIC

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



                          PLAN AND AGREEMENT OF MERGER

                                    BETWEEN

                               NDS SOFTWARE INC.,
                              A Nevada Corporation

                                       and

                               NDS SOFTWARE, INC.
                               A Utah Corporation

  THIS PLAN AND AGREEMENT OF MERGER is made and entered into on this 26th day of September, 1994, by and between "NDS Software, Inc., a Nevada corporation (hereinafter referred to as "NDS Software (Nevada)" or as the "Surviving Corporation"), and NDS Software, Inc., a Utah corporation (hereinafter referred to as "NDS Software (Utah)"), said corporations hereinafter referred to jointly as the "Constituent Corporations", in a transaction qualifying as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986.

                               W I T N E S S E T H

  WHEREAS, NDS Software (Nevada) is a corporation organized and existing under the laws of the State of Nevada, its Articles o. Incorporation having been filed in the Office of the Secretary of State of the State of Nevada on September 28th, 1994, and the registered office of the Corporation being located at the Bank of America Center, 600 E. William Street, Suite 300, Carson City, Nevada, 89701-4052, and the name of its registered agent in charge thereof being Scarpello & Alling, Ltd.

  WHEREAS, the total number of shares of stock which ADS Software (Nevada) has authority to issue is -fifty million (50,000,000) common shares, par value $.001, of which one (l) stare

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

is now issued and outstanding; and

  WHEREAS, NDS Software (Utah) is a corporation organized and existing under the laws of the State of Utah, its Articles of Incorporation having been filed in the Office of the Secretary of State of the State of Utah on the 13th day of January, 1983, and the registered office of that Corporation being located at 341 South Main Street, Suite 302, Salt Lake City, Utah, 84111, the| registered agent in charge thereof being R. Steven Chambers.

  WHEREAS, the aggregate number of shares which NDS Softwarei (Utah) has authority to issue is fifty million (50,000,000) common shares, par value $.001, with two million eight hundred ninety-two thousand three hundred fifty-two (2,892,352) shares are issued ara outstanding; and

  WHEREAS, the Board of Directors of each of the Constituent Corporations have recommended and approved the transaction whereby NDS Software (Utah) shall be merged into NDS Software (Nevada) on the terms and conditions hereinafter set forth in accordance with the applicable provisions of the statutes of the states of Nevada and Utah, respectively, which permit such merger;

  NOW THEREFORE, in consideration of the promises and of the agreements, covenants, and provisions hereinafter contained, NDS Software (Nevada) and NDS Software (Utah) by their respective boards of directors and shareholders, have agreed and do hereby agree each with the other as follows:

                                    ARTICLE I

  NDS Software (Nevada) and NDS Software (Utah) shall be merged into a single corporation, in accordance with applicable provisions of the laws of the State of Nevada and the State of Utah, by the

NDS Software (Utah) merging into the NDS Software (Nevada), which shall be the Surviving Corporation.

                                   ARTICLE II

  The Effective Date of the merger (the "Effective Date") of NDS Software (Nevada) and NDS Software (Utah) shall be upon the acceptance for filing of Articles of Merger by the Nevada secretary of State.

  1. The two Constituent Corporations shall be a single corporation, which shall be NDS Software, Inc., a Nevada corporation, as the Surviving Corporation, and the separate existence OF NDS Software (Utah) shall cease except to the extent provided by the laws of the State of Utah in the case OF a corporation after its merger into another corporation.

  2. The Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, immunities, and franchises of each of the Constituent Corporations; and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, and all other choses in action, and all and every other interest of or belonging to or due to each of the Constituent Corporations shall be taken and deemed to be vested in the Surviving Corporation without further act or deed; and the title to all real estate, or any interest therein, vested in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the merger;

 3. The Surviving Corporation shall thenceforth be responsible and liable for all of the liabilities and obligations of each of the Constituent Corporations; and any claim existing or action or proceeding pending by or against either of the


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
constituent Corporations may be prosecuted to judgment as if substituted in its place, and neither the rights of creditors or any liens upon the property of either of the Constituent Corporations shall be impaired by the merger;

  4. The aggregate amount of the net assets of the Constituent Corporations which was available for the payment of dividends immediately prior to the merger, to the extent that the value thereof is not transferred to stated capital by the issuance of shares or otherwise, shall continue to be available for the payment of dividends by the Surviving Corporation;

  5. The Bylaws of NDS Software (Nevada), as existing and constituted immediately prior to the Effective Date of the merger shall constitute the Bylaws or the Surviving Corporation;

  6. The Board Of Directors, and the members thereof, and the officers of NDS Software (Nevada) immediately prior to the Effective Date of the Merger shall be the Board of Directors, and the members thereof, and the officers of the Surviving Corporation.

  7. The merger as described herein is being undertaken to (1) reflect the location of the corporation's offices and principal place of business in the State of Nevada and thereby reduce administrative expenses and inefficiencies, and (2) take advantage of the corporate laws of the State of Nevada.

  8. NDS Software (Nevada) and NDS Software (Utah) hereby represent and warrant to each other as follows:

 (i) The fair market value of NDS Software (Nevada) common stock received by the shareholders of NDS Software (Utah)will be approximately equal to the fair market value of the NDS Software (Utah) common stock surrendered in the exchange;

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

  (ii) There is no plan or intention by the shareholders of NDS Software (Utah) to sell, exchange or otherwise dispose of any of the shares of NDS Software (Nevada) common stock to be received in the merger;

  (iii) Immediately following consummation of the merger, the shareholders of NDS Software (Utah) will own all of the outstanding common stock of NDS Software (Nevada) and will own such stock solely by reason of their ownership of NDS Software (Utah) common stock immediately prior to the merger;

  (iv) Immediately following consummation of the merger, NDS Software (Nevada) will possess the same assets and liabilities, except the assets used to pay expenses incurred in connection with the merger, as those possessed by NDS Software (Utah) immediately before the merger. Assets used to pay expenses will, in the aggregate, constitute less than one percent (1%) of the net assets of NDS Software (Utah);

   (v) At the time of the merger, NDS Software (Utah)will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in NDS Software (Utah);

  (vi) NDS Software (Nevada) has no plan or intention to re-acquire any of its stock issued in the merger;

  (vii) NDS Software (Nevada) has no plan or intention to sell or otherwise dispose of any of the assets of NDS Software (Utah) acquired in the merger, except for dispositions made in the ordinary course of business;

  (viii) The liabilities of NDS Software (Utah) assumed by NDS Software (Nevada), plus the liabilities, if any, to which the


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

transferred assets are subject, were incurred NDS Software (Utah) in the ordinary course of business and are associated with the assets transferred;

  (ix) Following the merger, NDS Software (Nevada) will continue the historic business of NDS Software (Utah) or use a significant portion of NDS Software (Utah's) historic business assets in the business; and

  (xi) NDS Software (Utah) is not under the jurisdiction of a court in a Title 11 bankruptcy case or any similar case within the meaning of Section 368(a)(3)(A) of the Internal Revenue Code of 1986, as amended.

                                   ARTICLE III

 The Articles of Incorporation of NDS Software (Nevada) shall not be amended in any respect, by reason of this Plan and Agreement of Merger, and said Articles of Incorporation, as filed in the Office of the Secretary of State of the State of Nevada on the 28th day of September, 1994, shall constitute the Articles of Incorporation of the Surviving Corporation until further amended in the manner provided by law.

                                   ARTICLE IV

 The manner and basis of converting the shares of each of the Constituent Corporations into shares of the Surviving Corporation as follows:

  1. The unissued common shares of stock of NDS Software (Utah) shall be canceled and no shares of stock of the Surviving Corporation shall be issued in respect thereto.

 2. Each one (l) share of the two million eight hundred ninety-two thousand three hundred fifty-two (2,892,352) common shares of NDS Software (Utah), par value $.001, issued and outstanding immediately before the Effective Date of the Merger shall, by virtue of the merger, be converted into one (l) fully paid and non-assessable share of capital stock of NDS Software (Nevada), par value $.00l. Upon the surrender of certificates representing shares of NDS Software (Utah) by the holders thereof, certificates for an equal number of NDS Software (Nevada) shares shall be issued in exchange by NDS Software (Nevada). There are no other securities of any class outstanding with respect to NDS Software (Utah).

  Shares of NDS Software (Nevada), par value $.001, outstanding at the date of this merger shall not be converted or exchanged but shall be canceled.

                                    ARTICLE V

  NDS Software (Nevada), as the Surviving Corporation, shall pay all expenses of carrying this Agreement or Merger into effect and accomplishing the merger herein provided for.

                                   ARTICLE VI

 If at any time the Surviving Corporation shall consider or be advised that any further assignment or assurance in law are necessary or desirable to vest in the Surviving Corporation the title to any property or rights of NDS Software
(Utah), the proper officers and directors of NDS Software (Utah) shall, and will execute and make all such proper assignments and assurances in law and do all things necessary or proper to thus vest such property or rights in the Surviving Corporation, and otherwise to carry out the purposes of this Plan and Agreement of Merger.

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

                                   ARTICLE VII

  This Plan and Agreement of Merger shall be submitted to the directors and stockholders of each of the Constituent Corporations, as provided by law, and be deemed and be taken to be the Plan and Agreement of Merger of said corporations upon the approval or adoption thereof by the directors and stockholders of each of the Constituent Corporations in accordance with the requirements of the laws of the State of Nevada and the State of Utah, respectively, and upon the execution, filing and recording of such documents and the doing of such acts and things as shall be required for accomplishing the merger under the provisions of the applicable statutes of the State of Nevada and of the State of Utah, as heretofore amended and supplemented.

  Anything herein or elsewhere to the contrary notwithstanding, this Plan and Agreement of Merger may be abandoned by either of the Constituent Corporations by an appropriate resolution of its board of directors at any time prior to its approval or adoption by the shareholders thereof, or by the mutual consent of the Constituent Corporations evidenced by appropriate resolution of their respective boards of directors, at any time prior to the Effective Date of the Merger.

  For the convenience of the parties hereto and to facilitate the filing of this Plan and Agreement of Merger, any number of counterparts hereof may be executed; and each such counterpart shall be deemed to be an original instrument.

  IN WITNESS WHEREOF, NDS Software (Nevada) and NDS Software (Utah) pursuant to the approval and authority duly given by resolutions adopted by their respective boards of directors and

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

shareholders have caused this Plan and Agreement of Merger to be executed by the President and Secretary of each party hereto.

                                                    NDS Software, Inc.
                                                    a Nevada corporation



                                                    By: /s/ GREG JOHNSON
                                                    ----------------------------
                                                    GREG JOHNSON, President


                                                    By./s/ WILLIAM TOMERLIN
                                                    ----------------------------
                                                    WILLIAM TOMERLIN, Secretary


STATE OF NEVADA            )
                           ) :     ss.
County of Douglas          )

  On this 26th day of September 1994, personally appeared before me, the undersigned Notary Public, GREG JOHNSON, known (or proved) to me to be the President of the above named corporation, and upon oath, he did dispose and say that he is the officer of the corporation as above designated, and acknowledged to me that he executed the instrument freely and voluntarily and for the uses and purposes therein mentioned.


                                                     /s/ Rhonda Blum
                                                     ---------------------------
                                                     NOTARY PUBLIC




STATE OF NEVADA            )
                           :     ss.
County of Douglas          )

On this 26th day of September 1994, personally appeared before me, the undersigned Notary Public, WILLIAM R. TOMERLIN, known (or proved) to me to be the Secretary of the above named corporation, and upon oath, he did dispose and say that he is the officer of the corporation as above designated, and acknowledged to me that he executed the instrument freely and voluntarily and for the uses and purposes therein mentioned.

                                                     /s/ Rhonda Blum
                                                     ---------------------------
                                                     NOTARY PUBLIC

                                                     NDS Software, Inc.
                                                     a Utah Corporation


                                                     By: /s/ GREG JOHNSON
                                                     ---------------------------
                                                     GREG JOHNSON, President


                                                     By./s/ WILLIAM TOMERLIN
                                                     ---------------------------
                                                     WILLIAM TOMERLIN, Secretary


STATE OF NEVADA            )
                           ):     ss.
County of Douglas          )

  On this 26th day of September 1994, personally appeared before me, the undersigned Notary Public, GREG JOHNSON, known (or proved) to me to be the President of the above named corporation, and upon oath, he did dispose and say that he is the officer of the corporation as above designated, and acknowledged to me that he executed the instrument freely and voluntarily and for the uses and purposes therein mentioned.


                                                     /s/ Rhonda Blum
                                                     ---------------------------
                                                     NOTARY PUBLIC



STATE OF NEVADA            )
                           ):     ss.
County of Douglas          )

On this 26th day of September 1994, personally appeared before me, the undersigned Notary Public, WILLIAM R. TOMERLIN, known (or proved) to me to be the Secretary of the above named corporation, and upon oath, he did dispose and say that he is the officer of the corporation as above designated, and acknowledged to me that he executed the instrument freely and voluntarily and for the uses and purposes therein mentioned.

                                                     /s/ Rhonda Blum
                                                    ----------------------------
                                                      NOTARY PUBLIC



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